SUB-ITEM 77Q1(a)1

An Amendment dated August 2, 2004, to the Amended and Restated Declaration of Trust dated August 12, 2003, to redesignate class R shares as class R1 shares and establish class R2 shares for MFS Inflation-Adjusted Bond Fund, a series of MFS Series Trust IX, is contained in the Registrant's Post-Effective Amendment No.52 to the Registration Statement
(File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2004, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.